Exhibit 99.1

	ORIGINALLY ISSUED		PRO-FORMA

	4/30/2017	7/31/2016	4/30/2017	7/31/2016
Current assets
Cash and cash equivalents	$9,680,454	$1,481,393	$9,680,454	$1,481,393
Accounts receivable	-	312,498	3,750,000	312,498
Prepaid expenses	98,911	62,404	98,911	62,404
Total currents assets	$9,779,365	$1,856,295	$13,529,365	$1,856,295

Other assets
Computer equipment (net of accumulated amortization of $3,842 at April 30, 2017 and $1,016 at July 31, 2016)	3,695	6,521	3,695	6,521

Patents and patent applications (net of accumulated amortization of $9,417 at April 30, 2017 and $8,388 at Jult 31, 2016)	18,033	19,062	18,033	19,062

Total assets	$9,801,093	$1,881,878	$13,551,093	$1,881,878

Liabilities
Current liabilities
Accounts payable	$1,390,780	$140,584	$1,718,905	$140,584
Accrued salaries and wages	1,543,142	3,681,250	1,543,142	3,681,250
Note payable	-	165,000	-	165,000
Deferred revenue	194,800	250,000	194,800	250,000
Total current liabilities	$3,128,722	$4,236,834	$3,456,847	$4,236,834

Deferred revenue	2,387,084	2,350,000	2,387,084	2,350,000

Total liabilities	$5,515,806	$6,586,834	$5,843,931	$6,586,834

Stockholder's equity (deficit)
Common stock; par value $.001; 1,000,000,000 shares authorized; 2,020,380 shares issued and outstanding at April 30, 2017 and $1,992,433 shares issued and outstanding at July 31, 2016	2,020	1,992	2,020	1,992
Additional paid-in capital	58,549,055	56,478,394	58,549,055	56,478,394
Accumuated deficit	(54,265,788)	(61,185,342)	(50,843,913)	(61,185,342)

Total stockholder's equity (deficit)	4,285,287	(4,704,956)	7,707,162	(4,704,956)
Total liabilities and stockholder's equity (deficit)	$9,801,093	$1,881,878	$13,551,093	$1,881,878